Amended as of January 15, 1991 to reflect the amendment and restatement of the second paragraph of Section 3.12.

                                     BYLAWS

                                       OF

                               STRATUS FUND, INC.


                                   ARTICLE I
                            OFFICERS, CORPORATE SEAL

    Section 1.01.  Name.  The name of the corporation is STRATUS FUND, Inc.

    Section 1.02. Registered Office. The registered office of the corporation in Minnesota shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or resolution of the directors filed with the Secretary of State of Minnesota changing the registered office.

    Section 1.03. Other Offices. The corporation's office in Nebraska shall be 500 Centre Terrace, 1225 "L" Street, Lincoln, Nebraska, and the corporation may have such other offices and places of business, within or without the State of Minnesota, as the directors shall, from time to time, determine.

    Section 1.04.  Corporate Seal.  The corporation shall have no seal.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

    Section 2.01. Place and Time of Meetings. Except as provided otherwise by Minnesota Statutes Chapter 302A, meetings of the shareholders may be held at any place, within or without the State of Minnesota, designated by the directors and, in the absence of such designation, shall be held at the registered office of the corporation in the State of Minnesota. The directors shall designate the time of day for each meeting and, in the absence of such designation, every meeting of shareholders shall be held at 10:00 o'clock a.m.

    Section 2.02. Regular Meetings. Annual meetings of shareholders will not be held unless called by the shareholders pursuant to Minnesota Statutes Section 302A.431 or unless required by the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. Regular meetings shall be held only with such frequency and at such times and places as provided in and required by Minnesota Statutes Section 302A.431.

    Section 2.03. Special Meetings. Special meetings of the shareholders may be held at any time and for any purpose and may be called by the Chairman of the Board, the President, and two or more directors, or by one or more shareholders holding ten percent (10%) or more of the shares entitled to vote on the matters presented to the meeting.

    Section 2.04. Quorum; Adjourned Meetings. The holders of ten percent (10%) of the shares outstanding and entitled to vote at a meeting shall constitute a quorum for the transaction of business at any shareholders' meeting. In case a quorum shall not be present at a meeting, those present in person or by proxy shall adjourn to such day as they shall, by majority vote, agree upon without further notice other than by announcement at the meeting at which such adjournment is taken. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

    Section 2.05. Voting. At each meeting of the shareholders, every shareholder shall have the right to vote in person or by proxy. Each shareholder, unless the Articles of Incorporation or applicable laws provide otherwise, shall have one vote for each share having voting power registered in his name on the books of the corporation. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by written ballot. Except as otherwise specifically provided by these Bylaws or as required by provisions of the Investment Company Act of 1940 or other applicable laws, all questions shall be decided by a majority vote of the number of shares entitled to vote and represented at the meeting at the time of the vote. If the matter(s) to be presented at a regular or special meeting relates only to a particular portfolio or portfolios of the corporation, then only the shareholders of the series of stock issued by such portfolio or portfolios are entitled to vote on such matter(s).

    Section 2.06. Voting - Proxies. The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself or by his attorney thereunto duly authorized in writing. No proxy shall be voted after three years from its date unless it provides for a longer period.

    Section 2.07. Closing of Books. The Board of Directors may fix a time, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. If the Board of Directors fails to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, the record date shall be the thirtieth (30th) day preceding the date of such meeting.

    Section 2.08. Notice of Meetings. The Secretary or an Assistant Secretary shall mail to each shareholder, shown by the books of the corporation to be a holder of record of voting shares, at his address as shown by the books of the corporation, a notice setting out the time and date and place of any shareholders' meeting, which notice shall be mailed at least fourteen (14) days prior thereto. Every notice of any shareholders' meeting shall state the purpose or purposes for which the meeting has been called, pursuant to Section 2.03, and the business transacted at all meetings shall be confined to the purpose stated in the call.

    Section 2.09. Waiver of Notice. Notice of any meeting may be waived either before, at or after such meeting in writing signed by each shareholder or representative thereof entitled to vote the shares so represented.

    Section 2.10. Written Action. Any action which might be taken at a meeting of the shareholders may be taken without a meeting if done in writing and signed by a majority of the shareholders entitled to vote on that action. If the action to be taken relates to a particular portfolio or portfolios of the corporation, then only shareholders of the series of stock issued by such portfolio or portfolios are entitled to vote on such action.

                                  ARTICLE III
                               BOARD OF DIRECTORS

    Section 3.01. Number and Tenure of Office. The business of the corporation shall be conducted by and its property managed by a Board of Directors consisting of no less than three (3) nor more than nine (9) directors and the initial Board of Diretors shall consist of five (5) directors, which number may be increased or decreased as provided in Section 3.03 of this Article. Each director shall hold office until the next meeting of stockholders of the corporation next succeeding his election or until his successor is duly elected and qualified. Directors need not be stockholders.

    The Board of Directors may elect a chairman, who shall preside at meetings and shall have such other responsibilities and duties as may be requested of or assigned to him by the Board.

    Section 3.02. Vacancies. In case of any vacancy in the Board of Directors through death, resignation or other cause, a majority of the remaining directors, although such majority is less than a quorum, by an affirmative vote, may, subject to any limitations contained in the Articles of Incorporation, or the Investment Company Act of 1940, elect a successor to hold office until the next annual meeting of the stockholders of the corporation or until his successor is duly elected and qualified.

    Section 3.03. Increase or Decrease in Number of Directors. Subject to any limitations contained in the Articles of Incorporation, the Board of Directors, by the vote of a majority of the entire Board, may increase the number of directors, and any vacancies so created shall be filled by the stockholders at the next meeting of stockholders called for that purpose. Subject to the said limitations, the Board of Directors, by the vote of a majority of the entire Board, may likewise decrease the number of directors to a number not less than three.

    Section 3.04. Election of Entire New Board. If at any time after the first meeting of stockholders of the corporation more than one-third of the directors in office shall consist of directors elected by the Board of Directors, a meeting of the stockholders shall be called forthwith for the purpose of electing the entire Board of Directors, and the terms of office of the directors then in office shall terminate upon the election and qualification of such Board of Directors. This Section 3.04 may be altered, amended or repealed only upon the affirmative vote of the holders of a majority of all the shares of the common stock of the corporation at the time outstanding and entitled to vote.

    Section 3.05. Place of Meetings, Office and Records. The directors may hold their meetings, have one or more offices and keep the books of the corporation outside the State of Minnesota at any office or offices of the corporation or at any other place as they may from time to time by resolution determine, or, in the case of meetings, as shall be specified or fixed in the respective notices or waivers of notice thereof.

    Section 3.06. Regular Meetings. Regular meetings of the Board of Directors shall be held quarterly at such time and on such notice as the directors may from time to time determine.

    A meeting of the Board of Directors shall be held immediately after a meeting of the stockholders called for the election of directors. Said meeting shall be held at the same place as the stockholders' meeting. No notice of such meeting of the Board of Directors is required.

    Section 3.07. Special Meetings. Special meetings of the Board of Directors may be held from time to time upon call of the President or of a majority of the directors by oral or telegraphic or written notice duly served on or sent or mailed to each director not less than two (2) days before such meeting. No notice need be given to any director who attends in person or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

    Section 3.08. Quorum. A majority of the directors shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the directors present at any meeting at which there is a quorum shall be the act of the directors, except as otherwise provided in the Articles of Incorporation or in these Bylaws, or by specific statutory provisions superseding the restrictions and limitations in the Articles of Incorporation or in these Bylaws, or any contract or agreement to which the corporation is a party.

    Section 3.09. Executive Committee. The Board of Directors may, in each year, by the affirmative vote of a majority of the entire Board, elect from the directors an Executive Committee to consist of such number of directors (not less than two) as the Board may from time to time determine. The chairman of the Committee shall be elected by the Board of Directors. The Board of Directors by affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the directors. When the Board of Directors is not in session, the Executive Committee shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the corporation (including the power to authorize a seal of the corporation to be affixed to all papers which may require it as the need arises) except as provided by law or by any contract or agreement to which the corporation is a party and except the power to increase or decrease the size of, or fill vacancies on, the Board, to remove or appoint executive officers or to dissolve, or change the membership of, the Executive Committee, and the power to make or amend the Bylaws of the corporation. The Executive Committee may fix its own rules for the conduct of its business or such rules may be established by resolution of the Board of Directors, but in every case the presence of a majority shall be necessary to constitute a quorum. In the absence of any member of the Executive Committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

    Section 3.10. Investment Committee. The Board of Directors may appoint an Investment Committee, consisting of three or more members, all of whom shall be members of the Board of Directors. The Board of Directors may remove any member and may appoint new alternate or additional members of the Investment Committee, and may request persons who are not directors to serve as ex officio members. It shall be the function of the Investment Committee to advise the Board of Directors as to the investment of the assets of the corporation. The Investment Committee shall have no power or authority to make any contract or incur any liability whatever or to take any action binding upon the corporation, the officers, the Board of Directors or the stockholders.

    Section 3.11. Other Committees. The Board of Directors, by the affirmative vote of a majority of the entire Board, may appoint other committees which shall in each case consist of such number of members (not less than two) who are members of the Board of Directors and shall have and may exercise such powers as the Board may determine in the resolution appointing them. A majority of all members of any such committee may determine its action and fix the time and place of its meeting, unless the Board of Directors shall otherwise provide. The Board shall have power at any time to change the members and powers of any such committee, to fill vacancies, and to discharge any such committee, or to request persons who are not directors to serve as ex officio members thereof.

    Section 3.12. Action by Consent. Unless otherwise provided by the Articles of Incorporation or Bylaws, or by the Investment Company Act of 1940 or rules or regulations promulgated thereunder, any action required by statute to be taken at a meeting of the directors, or of any committee, may be taken without a meeting, if a consent in writing setting forth the action so taken shall be signed by all of the directors or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote. The consent may be executed by the directors in counterparts.

    Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or such committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision, except as otherwise required by the Investment Company Act of 1940 which requires actual physical attendance of directors of meetings involving the approval of Investment Advisory Agreements and Distribution Plans adopted pursuant to Rule 12b-1, shall constitute presence in person at such meeting.

    Section 3.13. Compensation of Directors. Directors who are also officers or employees of the corporation's investment adviser or principal underwriter, shall take no compensation and expenses for the attendance at a meeting. Other directors shall receive such compensation and reimbursement for expenses as shall be fixed by the Board of Directors.

                                   ARTICLE IV
                                    OFFICERS

    Section 4.01. Number. The officers of the corporation shall consist of a Chairman of the Board (if one is elected by the Board), the President, one or more Vice Presidents (if desired by the Board), a Secretary and one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, and such other officers and agents as may, from time to time, be elected by the Board of Directors. Any two offices except those of Chairman of the Board, President and Vice President may be held by one person.

    Section 4.02. Election, Term of Office and Qualifications. At each annual meeting of the Board of Directors, the Board shall elect, from within or without their number, the President, the Secretary, the Treasurer and such other officers as may be deemed advisable. Such officers shall hold office until the next annual meeting of the directors or until their successors are elected and qualify. The President and all other officers who may be directors shall continue to hold office until the election and qualification of their successors, notwithstanding an earlier termination of their directorship.

    Section 4.03. Resignation. Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

    Section 4.04. Removal and Vacancies. Any officer may be removed from his office by a majority of the whole Board of Directors, with or without cause. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If there be a vacancy among the officers of the corporation by reason by death, resignation or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.

    Section 4.05. Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the shareholders and directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.

    Section 4.06. President. The President shall have general active management of the business of the corporation. In the absence of the Chairman of the Board, he shall preside at all meetings of the shareholders and directors. He shall be the chief executive officer of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall be ex officio a member of all standing committees. He may execute and deliver, in the name of the corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation and, in general, shall perform all duties usually incident to the office of President. He shall have such other duties as may, from time to time, be prescribed by the Board of Directors.

    Section 4.07. Vice President. Each Vice President shall have such powers and shall perform such duties as may be specified in the Bylaws or prescribed by the Board of Directors or by the President. In the event of absence or disability of the President, Vice Presidents shall succeed to his power and duties in the order designated by the Board of Directors.

    Section 4.08. Secretary. The Secretary shall be secretary of, and shall attend all, meetings of the shareholders and Board of Directors and shall record all proceedings of such meetings in the minute book of the corporation. He shall give proper notice of meetings of shareholders and directors. He shall keep the seal of the corporation and shall affix the same to any instrument requiring it and may, when necessary, attest the seal by his signature. He shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the President.

    Section 4.09. Treasurer. The Treasurer shall keep accurate accounts of all moneys of the corporation received or disbursed. He shall deposit all moneys, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositories as a majority of the whole Board of Directors shall, from time to time designate. He shall have power to endorse, for deposit, all notes, checks and drafts received by the corporation. He shall disburse the funds of the corporation, as ordered by the Board of Directors, making proper vouchers therefor. He shall render to the President and the directors, whenever required, an account of all his transactions as Treasurer and of the financial condition of the corporation, and shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the President.

    Section 4.10. Assistant Secretaries. At the request of the Secretary, or in his absence or disability, any Assistant Secretary shall have power to perform all the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Board of Directors or the President.

    Section 4.11. Assistant Treasurers. At the request of theTreasurer, or in his absence or disability, any Assistant Treasurer shall have power to perform all the duties of the Treasurer, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Board of Directors or the President.

    Section 4.12. Compensation. The officers of this corporation shall receive such compensation for their services as may be determined, from time to time, by resolution of the Board of Directors.

    Section 4.13. Surety Bonds. The Board of Directors may require any officer or agent of the corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940 and the rules and regulations of the Securities and Exchange Commission) to the corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the corporation, including responsibility for negligence and for the accounting of any of the corporation's property, funds or securities that may come into his hands. In any such case, a new bond of like character shall be given at least every six years, so that the date of the new bond shall not be more than six years subsequent to the date of the bond immediately preceding.

                                   ARTICLE V
                    SHARES AND THEIR TRANSFER AND REDEMPTION

    Section 5.01. Certificates for Shares. (a) Shares issued by the corporation are uncertificated.

    Section 5.02. Issuance of Shares. The Board of Directors is authorized to cause to be recorded on the stock transfer books of the corporation that number of shares of the corporation up to the full amount authorized by the Articles of Incorporation in such series and in such amounts as may be determined by the Board of Directors and as may be permitted by law. No shares shall be allotted except in consideration of cash or of an amount transferred from surplus to stated capital upon a share dividend. At the time of such allotment of shares, the Board of Directors making such allotments shall state, by resolution, their determination of the fair value to the corporation in monetary terms of any consideration other than cash for which shares are allotted. No shares of stock issued by the corporation shall be issued, sold, or exchanged by or on behalf of the corporation for any amount less than the net asset value per share of the shares outstanding as determined pursuant to Article X hereunder.

    Section 5.03. Redemption of Shares. Upon the demand of any shareholder this corporation shall redeem any share of stock issued by it held and owned by such shareholder at the net asset value thereof as determined pursuant to Article X hereunder. The Board of Directors may suspend the right of redemption or postpone the date of payment during any period when: (a) trading on the New York Stock Exchange is restricted or such Exchange is closed for other than weekends or holidays; (b) the Securities and Exchange Commission has by order permitted such suspension;or (c) an emergency as defined by rules of the Securities and Exchange Commission exists, making disposal of portfolio securities or valuation of net assets of the corporation not reasonably practicable.

    Section 5.04. Transfer of Shares. Transfer of shares on the books of the corporation may be authorized only by the shareholder named on the books of the corporation in the case of uncertificated shares or in the certificate in the case of certificated shares, or the shareholder's legal representative, or the shareholder's duly authorized attorney-in-fact, and, in the case of certificated shares, upon surrender of the certificate or the certificates for such shares or a duly executed assignment covering shares held in uncertificated form. The corporation may treat, as the absolute owner of shares of the corporation, the person or persons in whose name shares are registered on the books of the corporation.

    Section 5.05. Registered Shareholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of Minnesota.

    Section 5.06. Transfer Agents and Registrars. The Board of Directors may from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of capital stock there after issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

    Section 5.07. Transfer Regulations. The shares of stock of the corporation may be freely transferred, and the Board of Directors may from time to time adopt rules and regulations with reference to the method of transfer of the shares of stock of the corporation.

    Section 5.08. Redemption of Small Shareholder Accounts. If the value of a shareholder's investment in the corporation becomes less than the amount described in the corporation's registration statement on Form N-1A as filed with the Securities and Exchange Commission (the "Registration Statement") or the net asset value of any portfolio becomes less than the amount described in the Registration Statement (or such other amount as may be determined from time to time by the Board of Directors) as a result of a redemption or transfer of shares, the corporation's officers are authorized, in their discretion, on behalf of such portfolio, to redeem such shareholder's entire interest and remit such amount, provided that such a redemption will only be effected by the corporation following (a) the mailing by the corporation to such shareholder of a "notice of intention to redeem," and (b) the passage of such time period as may be determined by the Board of Directors, during which time the shareholder will have the opportunity to make an additional investment in the corporation to increase the value of suchshareholder's account to at least such minimum amount.

                                   ARTICLE VI
                                   DIVIDENDS

    It shall be the policy of the corporation to distribute to its shareholders, at least annually, sufficient net investment income and realized capital gains in order to comply with the provisions of the United States Internal Revenue Code which relieve investment companies from Federal Income Tax. The Board of Directors may provide to the shareholders a plan for reinvesting such net investment income and capital gains under such terms and conditions as they, in their discretion, shall deem desirable.

                                  ARTICLE VII
                     BOOKS AND RECORDS, AUDIT, FISCAL YEAR

    Section 7.01. Books and Records.   The Board of Directors of the corporation
shall cause to be kept:

         (1)  a  share   register,   giving  the  names  and  addresses  of  the
shareholders, the number and classes held by each, and the dates on which the certificates therefor were issued;

         (2)  records of all proceedings of shareholders and directors; and

         (3) such other records and books of account as shall be necessary and appropriate to the conduct of the corporate business.

         Section 7.02. Documents Kept at Registered Office. The Board of Directors shall cause to be kept at the registered office of the corporation in Minnesota, or at the office located in the state of Nebraska originals or copies of:

         (1)  records of all proceedings of the shareholders and directors;

         (2)  Bylaws of the corporation and all amendments thereto; and

         (3) reports made to any or all of the shareholders within the last preceding three (3) years.

    Section 7.03.  Audit, Accountant.

     (a) The Board of Directors shall cause the records and books of account of the corporation to be audited at least once in each fiscal year and at such other times as it may deem necessary or appropriate.

    (b) The corporation shall employ an independent certified public accountant or firm of independent certified public accountants as its Accountant to examine the accounts of the corporation and to sign and certify financial statements filed by the corporation. The Accountant's certificates and reports shall be addressed both to the Board of Directors and to the shareholders.

    (c) A majority of the members of the Board of Directors shall select the Accountant at any meeting held before the first regular meeting of shareholders, and thereafter shall select the Accountant annually at a meeting held within thirty (30) days before or after the beginning of the fiscal year of the corporation. Such selection shall be submitted for ratification or rejection at the next succeeding shareholders' meeting. If such meeting shall reject such selection, the Accountant shall be selected by majority vote, either at the meeting at which the rejection occurred or at a subsequent meeting of shareholders called for the purpose.

    (d) Any vacancy occurring between regular meetings, due to the death, resignation or otherwise of the Accountant, may be filled by the Board of Directors.

    Section 7.04. Fiscal Year. The corporation shall operate and its financial statements shall be prepared on a fiscal year ending June 30 of each calendar year.

                                  ARTICLE VIII
                              INSPECTION OF BOOKS

    Section 8.01. Every shareholder of the corporation shall have a right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, and at the place or places where usually kept, the share register, books of account and records of the proceedings of the shareholders and directors and to make extracts therefrom.

                                   ARTICLE IX
                              VOTING OF STOCK HELD

    Section  9.01.  Unless  otherwise  provided  by  resolution  of the Board of
Directors, the President, any Vice President, the Secretary or the Treasurer, may from time to time appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as a stockholder or otherwise in any other corporation or association, any of whose stock or securities may be held by the corporation, at meetings of the holders of the stock or other securities of any such other corporation or association, or to consent in writing to any action by any such other corporation or association, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers, or other instruments as it may deem necessary or proper in the circumstances; or any of such officers may themselves attend any meeting of the holders of stock or other securities of any such corporation or association and there at vote or exerciseany or all other powers of the corporation as the holder of such stock or other securities of such other corporation or association, or consent in writing to any action by any such other corporation or association.

                                   ARTICLE X
                        DETERMINATION OF NET ASSET VALUE

    Section 10.01. The net asset value per share of each series of stock issued by the portfolios of the corporation shall be determined in good faith by or under supervision of the officers of the corporation as authorized by the Board of Directors as often and on such days and at such time(s) at the Board of Directors shall determine. Provisions in the currently effective Prospectus of the corporation regarding determination of net asset value shall be controlling.

    Section 10.02. For purposes of the computation of net asset value of the corporation's shares, the following shall apply:

    (a) The Board of Directors, or its authorized officer or other representative, shall compute the net asset value of shares of common stock at such times and by such methods as may be required by the Investment Company Act of 1940 or rules or regulations thereunder. In the absence of any such requirements, such computation shall be made at least once each day on which the New York Stock Exchange is open for unrestricted trading. Such computation shall be as of the close of the New York Stock Exchange.

    The Board of Directors may cause the net asset value to be computed at other times and may vary or terminate the effective periods, to the extent permitted by applicable law.

    (b) The net asset value in effect for the purpose of the issue of common stock to the public shall be the net asset value next determined after receipt of a purchase order at the principal office of the corporation or its agent or in accordance with any provision of the Investment Company Act of 1940 and any rule or regulation thereunder, or any rule or regulation made or adopted by any Securities Association registered under the Securities Exchange Act of 1934.

    (c) The net asset value applicable to each share of common stock of the corporation surrendered to the corporation for redemption, pursuant to the provisions of Article VII, Section 7.06 hereof, shall be that value next determined after the request for redemption is properly received by the corporation or its agent at either of their principal offices, or in accordance with such other requirements as may be determined by the directors for expediting redemptions.

    (d) The net asset value of each share of common stock of the corporation shall be the quotient obtained by dividing the value of the net assets of the corporation (the value of the assets of the corporation less its liabilities exclusive of common stock and surplus) by the total number of shares of common stock outstanding at such close, all determined and computed as follows:

         (1)  The assets of the corporation shall be deemed to include:

              (i)      All cash on hand, on deposit or on call;

              (ii)     All bills and notes and accounts receivable;

              (iii) All shares of stock and subscription rights and other securities owned or contracted for by the corporation, other than its own stock;

              (iv) All stock and cash dividends and cash distributions to be received by the corporation and not yet received by it, but declared to stockholders of record on a date on or before the date as of which the net asset value is being determined;

              (v) All interest accrued on any interest bearing securities owned by the corporation; and

              (vi) All other property of any kind and nature including prepaid expenses, the value of such assets to be determined as follows:

                  In determining the value of the assets of the corporation for the purpose of obtaining the net asset value, securities with maturities of sixty days or less will be valued at cost and interest will be accrued daily. All other assets of the corporation shall be valued by such method as the Board of Directors in good faith shall deem to reflect their fair market value.

         (2)  The liabilities of the corporation shall be deemed to include:

              (i)      All bills and notes and accounts payable:

              (ii)     All  administrative  expenses  payable   and/or   accrued
(including management fees);

              (iii) All contractual obligations for the payment of money or property, including the amount of any unpaid dividend declared upon the corporation's stock and payable to stockholders of record on or before the day as of which the value of the corporation's stock is being determined;

              (iv) All reserves, if any, authorized or approved by the Board of Directors for taxes; and

              (v) All other liabilities of the corporation of whatsoever kind and nature, except liabilities represented by outstanding common stock and surplus of the corporation.

         (3)      For the purpose hereof:

                  (i) Common stock subscribed for shall be deemed to be outstanding as of the time of acceptance of any subscription and the entry thereof on the books of the corporation and the net price thereof shall be deemed to be an asset of the corporation; and

                  (ii) Common stock surrendered for redemption to the corporation pursuant to the provisions of Article VII, Section 7.06 hereof shall be deemed to be outstanding until the close of business on the date surrendered and, thereupon, and until paid, the redemption price thereof shall be deemed to be a liability of the corporation.

                                   ARTICLE XI
                               CUSTODY OF ASSETS

    Section 11.01. All securities and cash owned by this corporation shall, as hereinafter provided, be held by or deposited with a bank or trust company having (according to its last published report) not less than two million dollars ($2,000,000) aggregate capital, surplus and undivided profits (the "Custodian").

    This corporation shall enter into a written contract with the Custodian regarding the powers; duties and compensation of the Custodian with respect to the cash and securities of this corporation held by the Custodian. Said contract and all amendments thereto shall be approved by the Board of Directors of this corporation. In the event of the Custodian's resignation or termination, the corporation shall use its best efforts promptly to obtain a success or Custodian and shall require that the cash and securities owned by this corporation held by the Custodian be delivered directly to such successor Custodian.

                                  ARTICLE XII
                                   AMENDMENTS

    Section 12.01. These Bylaws may be amended or altered by a vote of the majority of the whole Board of Directors at any meeting provided that notice of such proposed amendment shall have been given in the notice given to the directors of such meeting. Such authority in the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws by a majority vote of the shareholders present or represented at any meeting of shareholders called for such purpose. The Board of Directors shall not make or alter any Bylaws fixing their qualifications, classifications, term of office, or number, except that the Board of Directors may make or alter any Bylaw to increase their number.

                                  ARTICLE XIII
                                INDEMNIFICATION

    No indemnification shall be made by this corporation that is inconsistent with the guidelines set forth in Investment Company Act Releases No. 7221 (June 9, 1972) and No. 11330 (September 2, 1980) or, if such releases are modified, superseded or rescinded, the guidelines set forth in any successor releases regarding indemnification under Section 17(h) of the Investment Company Act of 1940.

         This copy of the Bylaws is a true and accurate copy of the Bylaws approved and adopted by the Board of Directors on October 30, 1990 and as amended on January 15, 1991.

                                         /s/ Jean Becker
                                        -------------------------
                                           Assistant Secretary